UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

802 SE Plaza Avenue, Suite 200, Bentonville, Arkansas 72712

(Address of principal executive offices, including zip code)

(479) 464-9944

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 18, 2016, America’s Car-Mart, Inc. (the “Company”) issued a press release announcing its operating results for the third fiscal quarter ended January 31, 2016. The press release contains certain financial, operating and other information for the period ended January 31, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2., the information contained in Item 2.02 of this Form 8-K, including the exhibit hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The Company undertakes no obligation to update or revise this information.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 18, 2016, the Company exercised an option under its existing credit agreement to increase total revolving credit facilities by $27.5 million from $145 million to $172.5 million. The increase in the total revolving credit commitments is being made pursuant to an accordion feature of the Amended and Restated Loan and Security Agreement, dated as of March 9, 2012 and most recently amended on October 8, 2014, by and among the Company, its subsidiaries Colonial Auto Finance, Inc., America’s Car Mart, Inc. and Texas Car-Mart, Inc, and a group of lenders, which allows the Company to increase the total revolver commitments by up to an additional $55 million (up to $200 million in total commitments), subject to lender approval and/or successful syndication. Terms of the credit facility remain as previously described in the Company’s most recent periodic filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 18, 2016, the Company announced the appointment of Jeffrey A. Williams as its President, effective as of March 1, 2016. Mr. Williams will also continue to serve as Chief Financial Officer under his existing employment agreement with the Company. Current President William H. Henderson will continue in his position as Chief Executive Officer. In addition, effective as of March 1, 2016, Vickie Judy, the Vice President of Accounting and Controller, will assume additional responsibilities as the new Principal Accounting Officer.

Mr. Williams, age 53, has served as Chief Financial Officer, Vice President Finance and Secretary of the Company since October 2005 and as a director since August 2011. Mr. Williams is a Certified Public Accountant and prior to joining the Company, his experience included approximately seven years in public accounting with Arthur Andersen & Co. and Coopers and Lybrand LLC in Tulsa, Oklahoma and Dallas, Texas. His experience also includes approximately five years as Chief Financial Officer and Vice President of Operations of Wynco, LLC, a nationwide distributor of animal health products.

Ms. Judy, age 49, has served as Vice President of Accounting and Controller since August 2015 and previously as Director of Financial Reporting since May 2010. Ms. Judy is a Certified Public Accountant and prior to joining the Company her experience included approximately five years in public accounting with Arthur Andersen & Co. and approximately 17 years at National Home Centers, Inc., most recently as Vice President of Financial Reporting.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1 Press release announcing operating results for the third fiscal quarter ended January 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: February 19, 2016	/s/ Jeffrey A. Williams
Jeffrey A. Williams
Chief Financial Officer and Secretary
(Principal Financial Officer)

Exhibit Index

Exhibit 99.1 Press release announcing operating results for the third fiscal quarter ended January 31, 2016.